Exhibit 31.2

CERTIFICATIONS
I, Jerry Ulrich, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Blackhawk Network Holdings, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 24, 2017
/s/ Jerry Ulrich
Jerry Ulrich
Chief Financial Officer and Chief Administrative Officer
(Principal Financial Officer)